Exhibit 10.7
CAMBIUM-VOYAGER HOLDINGS, INC.
2009 EQUITY INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this Cambium-Voyager Holdings, Inc. 2009 Equity Incentive Plan (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary.
     2. Definitions. As used herein, the following definitions shall apply:
          “Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.
          “Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with the referenced person or entity.
          “Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          “Award” means an Option, a Stock Award, a Stock Appreciation Right or the grant of Unrestricted Shares.
          “Award Agreement” means an Option Agreement, Stock Award Agreement or Stock Appreciation Right Agreement.
          “Board” means the Board of Directors of the Company.
          “Cause”, with respect to any Service Provider, means, unless otherwise specifically defined in an Award Agreement, such Service Provider’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on, or misappropriation of any funds or property of, the Company or any Parent or Subsidiary; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Service Provider’s duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Service Provider’s performance of services; or (vi) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company or any Parent or Subsidiary, all as reasonably determined by the Administrator, which determination will be conclusive. Notwithstanding the foregoing, if a Service Provider and the Company (or a Parent or Subsidiary) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Service Provider, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.
          “Change in Control” means the occurrence of one of the following events, at any time subsequent to the Effective Date, and excluding any transaction or event that occurs pursuant to the Merger Agreement:

               (a) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of, or consolidation involving, the Company in which the holders of the shares of the Company’s Common Stock immediately prior to the merger own at least a majority of the common stock of the surviving corporation immediately after the merger;
               (b) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a Parent, Subsidiary or Affiliate;
               (c) an approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;
               (d) any action pursuant to which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), corporation or other entity (other than any benefit plan sponsored by any Parent, the Company or any of its Subsidiaries) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities, unless, prior to such person or entity so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control;
               (e) the individuals (A) who, as of the Closing Date, constitute the Board (the “Original Directors”) and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.
     “Closing Date” shall have the meaning set forth in the Merger Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
     “Common Stock” means the common stock of the Company, $.001 par value per share.
     “Company” means Cambium-Voyager Holdings, Inc., a Delaware corporation.
     “Conversion Options” means Options that are granted to holders of options to purchase common stock of Voyager Learning Company that are converted into Options in accordance with Section 2.5 of the Merger Agreement.
     “Conversion Stock Appreciation Rights” means Stock Appreciation Rights that are granted to holders of stock appreciation rights relating to common stock of Voyager Learning Company that are converted into Stock Appreciation Rights in accordance with Section 2.5 of the Merger Agreement.
          “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.
          “Director” means a member of the Board.
          “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          “Employee” means any person, including officers and Directors serving as an employee of the Company or any Parent or Subsidiary. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) if the Common Stock is listed on any established securities market (an “Established Market”), including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing sales price of a Share as quoted on such Established Market for such date (or the most recent trading day preceding such date if there were no trades on such date), using transactions as reported by such Established Market;
               (ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on a reasonable application of a reasonable valuation method.
          Notwithstanding the foregoing, for purposes of establishing the per share exercise price for Shares to be issued pursuant to the exercise of an Option (other than an Incentive Stock Option) or a Stock Appreciation Right, if the Common Stock is listed on an Established Market, the Administrator may provide that the Fair Market Value of a Share shall be the “average selling price” of a Share during a specified period of one or more days that is within 30 days before or 30 days after the date of grant; provided that the Administrator makes an irrevocable commitment before the beginning of such specified period to grant the Option or Stock Appreciation Right at such average selling price and such commitment identifies the recipient of such Option or Stock Appreciation Right, the number and class of

Shares that are subject to such Option or Stock Appreciation Right and the method for determining the exercise price including the period over which the average selling price will occur. For purposes of the foregoing, “average selling price” shall refer to the arithmetic mean of the closing or the high and low prices of a Share, or the average of such closing or high and low prices weighted based on the volume of trading of Shares on each trading day, in any case on all trading days during such specified period and using actual transactions as reported by such Established Market.
          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          “Merger Agreement” means that certain Agreement and Plan of Mergers, by and among the Company, Voyager Learning Company, Vowel Acquisition Corp., VSS-Cambium Holdings II Corp., Consonant Acquisition Corp. and the Stockholders’ Representative (as defined therein), dated as of June 20, 2009.
          “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Appreciation Right grant, Stock Award grant or grant of Unrestricted Shares. The Notice of Grant applicable to Stock Options shall be part of the Option Agreement.
          “Option” means a stock option granted pursuant to the Plan.
          “Option Agreement” means an agreement, approved by the Administrator, between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
          “Optioned Stock” means the Common Stock subject to an Option.
          “Optionee” means the holder of an outstanding Option granted under the Plan.
          “Parent” means a “parent corporation” of the Company (or, in the context of Section 16 of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.
          “Participant” shall mean any person who holds an Award granted or issued pursuant to the Plan.
          “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 11 of the Plan.
          “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 12 of the Plan.
          “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.
          “Section 16(b)” means Section 16(b) of the Exchange Act.

          “Service Provider” means an Employee, Director or Consultant.
          “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
          “Stock Appreciation Right” means a right granted under Section 14 of the Plan.
          “Stock Appreciation Right Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Appreciation Right.
          “Stock Award” means an Award of Shares or Restricted Stock pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.
          “Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.
          “Stock Award Shares” means Shares subject to a Stock Award.
          “Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.
          “Subsidiary” means a “subsidiary corporation” of the Company (or, in the context of Section 16 of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.
          “Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.
     3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,000,000 Shares, of which up to 434,510 Shares may relate to Conversion Options and Conversion Stock Appreciation Rights. The Shares may be authorized but unissued, or reacquired, Shares. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of underlying an Award are forfeited, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.
               (iii) Rule 16b-3. If the Company is subject to Section 16(b), the transactions contemplated hereunder shall (from the date that the Company is first subject to Section 16(b)), be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may be granted hereunder;
               (iii) to determine the number of Shares to be covered by each Award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;
               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Award, or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;
               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (viii) to modify or amend each Award (subject to Section 19 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in the Plan;
               (ix) to allow Participants to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;
               (x) to reduce the exercise price of any Option or Stock Appreciation Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Appreciation Right shall have declined since the date such Award was granted;
               (xi) to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

               (xii) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards. None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation the advancement of reasonable attorneys’ fees and expenses) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
     5. Eligibility. Awards may be granted to Service Providers; provided, however, that Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award. Conversion Options shall be granted to holders of options to purchase common stock of Voyager Learning Company that converted into Options in accordance with Section 2.5 of the Merger Agreement. Conversion Stock Appreciation Rights shall be granted to holders of stock appreciation rights relating to common stock of Voyager Learning Company that converted into Stock Appreciation Rights in accordance with Section 2.5 of the Merger Agreement.
     6. Limitations.
          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
          (b) Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the right of the Company, any Parent or Subsidiary, as applicable, to terminate such relationship at any time, for any reason or no reason.
          (c) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares (subject to adjustment in accordance with Section 16 of the Plan).
     7. Term of the Plan. Subject to Section 23 of the Plan, the Plan shall become effective on the Closing Date (as defined in the Merger Agreement) (the “Effective Date”). It shall continue in effect for a term of ten (10) years following the Effective Date unless terminated earlier under Section 19 of the Plan.

     8. Term of Options. The term of each Option shall be stated in the applicable Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.
     9. Option Exercise Price; Exercisability.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share as of the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share as of the date of grant; and provided, further, that Conversion Options shall have an exercise price established in accordance with the Merger Agreement.
          (b) Exercise Period and Conditions. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
     10. Exercise of Options; Consideration.
          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(f) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability or upon a termination of such Optionee’s employment with Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement and except as otherwise provided in Sections 10(c), 10(d) and 10(e) of this Plan, the Option shall remain exercisable for a period of 90 days following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified by the Administrator, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company, any Parent and any Subsidiary be considered a termination of employment; however, if an Optionee owning Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Options three months after the date of such cessation.
          (c) Disability of an Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one year following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.
          (d) Death of an Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one year following the Optionee’s death (but in no event later than the expiration of the term of such Option). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.
          (e) Termination for Cause. If a Service Provider’s relationship with the Company is terminated for Cause, then, unless otherwise provided in such Service Provider’s Option Agreement, such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination.
          (f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist any of the following as determined by the Administrator from time to time:
               (i) cash;
               (ii) check;

               (iii) Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
               (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, including any net-settlement or broker-assisted cashless exercise program;
               (v) any combination of the foregoing methods of payment; or
               (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
     11. Stock Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards under this Section 11 shall be subject to the following provisions:
          (a) At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.
          (b) The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or such certificates are delivered to the Stock Awardee upon his or her request after the restrictions lapse.
          (c) Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.
          (d) Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee voluntarily terminates employment with the Company or any Parent or Subsidiary or resigns or voluntarily terminates his or her consultancy arrangement or directorship with the Company or any Parent or Subsidiary, or if the Stock Awardee’s employment or the consultant’s consultancy arrangement or directorship is terminated for Cause prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan. If the Stock Awardee’s employment, consultancy arrangement or directorship terminates for any other reason, the Stock Award

Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.
          (e) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator or set forth in the Stock Award Agreement, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his or her beneficiary or estate, as the case may be.
     12. Restricted Stock Units. The Administrator may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares, or an amount of cash determined based upon the Fair Market Value of Shares, which may vest over such period of time and/or upon satisfaction of such performance corporate or individual criteria or objectives as is determined by the Administrator at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law). Prior to delivery of Shares with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company, including, without limitation, any right to vote or receive any dividend or distribution from the Company in connection with, among other things, any stock split, distribution, combination of shares or other similar transaction.
     Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of Shares that are equal to the number of Restricted Stock Units that became vested. To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Administrator.
     Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment or his or her consultancy arrangement with the Company or any Parent or Subsidiary terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.
     Prior to the delivery of any Shares in connection with an award of Restricted Stock Units, the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including by having the Company withhold from the number of Shares otherwise deliverable in connection with an award of Restricted Stock Units, a number of Shares having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.
     13. Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:
          (a) The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.
          (b) The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted

Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.
     14. Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights in accordance with the following provisions:
          (a) The Administrator may cause the Company to grant Stock Appreciation Rights to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, it is sole discretion, shall determine. Each grant of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement that will specify the exercise price and term of the Stock Appreciation Rights, the conditions of exercise, the expiration date, and such other terms and conditions as the Administrator shall determine, including, without limitation, any corporate or individual performance criteria or objectives.
          (b) No Service Provider shall be granted, in any fiscal year of the Company, Stock Appreciation Rights relating to more than 350,000 Shares (subject to adjustment in accordance with Section 16 of the Plan). The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Conversion Stock Appreciation Rights shall have an exercise price and other terms and conditions established in accordance with the Merger Agreement.
          (c) Upon the exercise of a Stock Appreciation Right, the Service Provider will be entitled to receive payment from the Company in an amount equal to the product of (A) (x) the Fair Market Value of a Share on the date of exercise minus (y) the exercise price multiplied by (B) the number of Shares with respect to which the Stock Appreciation Right is exercised.
          (d) Upon the exercise of a Stock Appreciation Right, the payment to be provided to a Participant pursuant to Section 14(c) above shall be made in the form of cash or Shares of equal Fair Market Value as of the date of exercise, as determined by the Administrator.
     15. Non-Transferability. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and an Option or Stock Appreciation Right may be exercised, during the lifetime of the Service Provider, only by the Service Provider. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.
     16. Adjustments Upon Changes in Capitalization, Change in Control.
          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number and type of shares covered by each outstanding Award, and the number and type of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the exercise price per share of each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award hereunder.

          (b) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock or Restricted Stock Units held by a Participant affected by the Change in Control in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; (vi) cancel any Option or Stock Appreciation Right held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Board may cancel that Option or Stock Appreciation Right without any payment of consideration therefore; or (vii) cancel any Restricted Stock Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control.
          (c) Additional Requirements. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, in the event of a Change in Control, each Participant shall, except to the extent otherwise determined by the Administrator, be subject to substantially the same escrow, indemnification and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of Shares issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such Shares, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement). By accepting an Award, a Participant agrees to execute such documents and instruments as the Administrator may reasonably require for the Participant to be bound by such obligations. In the event that a Participant fails or refuses to execute such documents and instruments, such Participant’s Award (to the extent outstanding as of the date of the Change in Control) shall, unless otherwise determined by the Administrator, be canceled and be of no further force and effect upon the consummation of a Change in Control.
     17. Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Options shall not constitute Shares issued pursuant to the Plan for any purpose.

     18. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
     19. Amendment and Termination of the Plan. The Board may at any time, in its sole discretion, amend, alter, suspend or terminate the Plan with or without advance notice to Participants and regardless of whether any such action adversely affects or impairs the rights of a Participant with respect to any outstanding Award or future Award; provided, however, that the Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
     20. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued in respect of any Award hereunder unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the grant of any Award of issuance of any Shares in respect of any Award, the Company may require the person receiving such Award or such Shares to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
          (c) Additional Conditions. The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute lock-up agreements, stockholder agreements or other agreements containing restrictive covenants, relating to among other things, non-disclosure, non-solicitation, non-competition and assignment of inventions.
          (d) Trading Policy Restrictions. Transactions relating to Awards shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.
     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     23. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.
     24. Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

     25. Governing Law. This Plan shall be governed by the laws of the state of Delaware, without regard to conflict of law principles.
     26. Section 409A; Taxes. The Company is authorized to withhold from any payment due or benefit provided hereunder the amount of withholding taxes due any federal, state or local authority in respect of such payment or benefit and to take such other action as may be necessary in the opinion of the Administrator to satisfy such tax obligations. The Plan and all Award Agreements are intended to comply with Section 409A of the Code such that no Award hereunder shall be subject to an “additional tax” within the meaning of Section 409A. Notwithstanding the foregoing, in the event that any Participant incurs any tax or penalty under Section 409A of the Code, such liability shall remain solely the responsibility of such Participant.